EXHIBIT 5

                           [BRYAN CAVE LLP LETTERHEAD]

                                  July 21, 1999

Pilgrim Capital Corporation
40 North Central, Suite 1200
Phoenix, Arizona 85004

     Re: Pilgrim Capital Corporation: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Pilgrim Capital Corporation, a Delaware corporation f/k/a/ Pilgrim America Capital Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 250,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued from time to time upon the exercise of stock options granted pursuant to the Company's 1998 Directors' Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents, including the Certificate of Incorporation and Bylaws of the Company, each as amended to date, as we have deemed necessary to enable us to express the opinion set forth herein. In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction as conforming to the originals thereof, of such other documents and corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on all documents reviewed by us.

     Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     The Shares of Common Stock to be issued by the Company pursuant to the Registration Statement have been duly authorized, and upon issuance and delivery in accordance with the terms of the Plan will be duly and validly issued and fully paid and nonassessable.

     This opinion is limited to the Delaware General Corporation Law and the present federal laws of the United States and to the facts as they presently exist. We hereby consent to references to our firm under the caption "Legal Matters" in any prospectus included by incorporation by reference into the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        BRYAN CAVE LLP